Exhibit #1

IIJ Announces Partial Amendment of Its Articles of Incorporation

TOKYO, May 26, 2009 (GLOBE NEWSWIRE) -- Internet Initiative Japan Inc. ("IIJ") (Nasdaq:IIJI) (TSE1:3774) today announced that at the meeting of the Board of Directors held on May 26, 2009, IIJ resolved to propose the partial amendment of its articles of incorporation at the 17th Ordinary General Meeting of Shareholders scheduled to be held on June 26, 2009 in Tokyo, as described below:

 1. Reasons for the amendments

 (1) As a result of the enforcement of the "Law for Partial Amendments to the Law Concerning Book-entry Transfer of Corporate Bonds, etc. for the Purpose of Streamlining the Settlement for
     Transactions of Shares, etc." (Law No. 88 of 2004; the
     "Settlement Streamlining Law"), the current Articles of
     Incorporation will be amended as described below:

    (i)   Pursuant to the provision of Article 6 of the Supplementary
          Provisions of the Settlement Streamlining Law, IIJ is deemed to have adopted a resolution to amend the Articles of
          Incorporation to abolish the provision on the issuance of
          share certificates on the date of enforcement of the
          Electronic Share Certificate System (January 5, 2009), and
          therefore, Article 7 (Issuance of Share Certificates) of the
          Articles of Incorporation of IIJ shall be deleted and, along with the deletion of Article 7, phrases relating to share
          certificates shall be deleted or amended.

    (ii)  In accordance with the abolishment of the "Law Concerning
          Depositary and Book-Entry for Stocks and Other Securities,"
          phrases relating to beneficial shareholders and register of beneficial shareholders of the Articles of Incorporation of
          IIJ shall be deleted or amended.

    (iii) The register of lost share certificates is required to be prepared and maintained for one (1) year from the day
          following the date of enforcement of the Settlement
          Streamlining Law, and therefore, the required provisions
          shall be established in the Supplementary Provisions.

    (iv)  Further, necessary addition and deletion of provisions and phrases, and necessary amendment such as modifications,
          shall be made.

 2. Content of amendments

    The content of the amendments are shown in the attached document.

 3. Schedule for amendment

    Scheduled date of the 17th Ordinary General Meeting
     of Shareholders: Friday, June 26, 2009

    Scheduled effective date: Friday, June 26, 2009

 Present Articles                   Proposed Articles
 ---------------------------------------------------------------------
 (Issuance of Share Certificates)   (Deleted)
 Article 7

 The Company shall issue share
 certificates representing its
 shares.
 ---------------------------------------------------------------------
 (Acquisition of Own Shares)        (Acquisition of Own Shares)
 Article 8                          Article 7

 (Provisions omitted)               (Unchanged)
 ---------------------------------------------------------------------
 (Share Handling Regulations)       (Share Handling Regulations)
 Article 9                          Article 8

 The procedures concerning shares   The procedure of exercising a
 and handling charges thereof       stockholder's right and other
 shall be governed by the           handling of shares, and handling
 Share Handling Regulations to be   charges there of shall be governed
 prescribed by the                  by the Share Handling Regulations
 Board of Directors.                to be prescribed by the Board of
                                    Directors, as well as applicable
                                    laws and regulations or the
                                    Articles of Incorporation.
 ---------------------------------------------------------------------
 (Shareholder Register Agent)       (Shareholder Register Agent)
 Article 10                         Article 9

 The Company shall appoint a        The Company shall appoint a
 shareholder register agent.        shareholder register agent.

 2 The shareholder register agent   2 The shareholder register agent
   and its place of business shall    and its place of business shall
   be designated by a resolution      be designated by a resolution
   of the Board of Directors.         of the Board of Directors.

 3 The register of shareholders     3 The preparation and maintenance
   (hereinafter including the         of the register of shareholders
   register of beneficial             and the original register of
   shareholders), the original        stock acquisition rights, and
   register of stock acquisition      other matters relating to the
   rights and the register of         register of shareholders and
   lost share certificates shall      the original register of stock
   be kept by the shareholder         acquisition rights shall be
   register agent at its place        handled by the shareholder
   of business, and the listing       register agent, and the Company
   or recording of entries            shall not handle any such
   into the register of               matters.
   shareholders, the original
   register of stock acquisition
   rights and the register of
   lost share certificates and
   other matters concerning
   shares and stock acquisition
   rights shall be handled by the
   shareholder register agent,
   and the Company shall not
   handle any such matters.
 ---------------------------------------------------------------------
 Article 11.                        Article 10.

 (Provisions omitted)               (Unchanged)

 Article 35.                        Article 34.

 (Provisions omitted)               (Unchanged)
 ---------------------------------------------------------------------
 (New Provision)                    Supplementary Provisions

                                    Article 1.

                                    The preparation and maintenance
                                    of the register of lost share
                                    certificates of the Company, and
                                    other matters relating to the
                                    register of lost share
                                    certificates shall be delegated
                                    to the shareholder register agent
                                    and shall not be handled by
                                    the Company.

                                    Article 2.

                                    The immediately preceding Article
                                    and this Article shall remain
                                    effective until January 5, 2010,
                                    and shall be deleted upon January
                                    6, 2010.
 ---------------------------------------------------------------------

About IIJ

Founded in 1992, IIJ is one of Japan's leading Internet-access and comprehensive network solutions corporate customers. IIJ's services include high-quality systems integration and security services, Internet access, hosting/housing, and content design. Moreover, IIJ has built one of the largest Internet backbone networks in Japan, and between Japan and the United States. IIJ was listed on NASDAQ in 1999 and on the First Section of the Tokyo Stock Exchange in 2006.

The Internet Initiative Japan Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4613

The statements within this release contain forward-looking statements about our future plans that involve risk and uncertainty. These statements may differ materially from actual future events or results. Readers are referred to the documents furnished by Internet Initiative Japan Inc. with the SEC, specifically the most recent reports on Forms 20-F and 6-K, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.

CONTACT:  Internet Initiative Japan Inc.
          Investor Relations
          +81-3-5259-6500
          ir@iij.ad.jp
          http://www.iij.ad.jp/en/IR